Exhibit 99.1

EXECUTION VERSION

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

SELLER,

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of December 22, 2016

$633,695,271

Fixed Rate Mortgage Loans

Series 2016-JP4

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of December 22, 2016, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”), and JPMorgan Chase Bank, National Association, as seller (the “Seller”).

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of December 1, 2016 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), as certificate administrator (in such capacity, the “Certificate Administrator”) and as custodian (in such capacity, the “Custodian”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund. For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1.     Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated December 1, 2016, among the Master Servicer, the Seller and the Depositor, and provided that the Seller hereby retains all rights, if any, it has under each Mortgage Loan to establish or designate the successor borrower upon a defeasance of such Mortgage Loan and/or to purchase or cause to be purchased the related defeasance collateral) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of (i) each related Mortgage Note and (ii) except with respect to each Non-Serviced Mortgage Loan, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Depositor will sell (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated as of December

5, 2016 (the “Underwriting Agreement”), among the Depositor, J.P. Morgan Securities LLC (“JPMS”), Drexel Hamilton, LLC (“Drexel”) and Academy Securities, Inc. (“Academy”), and together with JPMS and Drexel, in such capacity, the “Underwriters”) and (ii) the Class X-C, Class D, Class E, Class F, Class NR, Class R and Class Z Certificates (the “Private Certificates” and, together with the Public Certificates, the “Certificates”) to JPMS as the initial purchaser (in such capacity, an “Initial Purchaser”) specified in the certificate purchase agreement, dated as of December 5, 2016 (the “Certificate Purchase Agreement”), among the Depositor and the Initial Purchaser. The Public Certificates are more particularly described in (a) the preliminary prospectus, dated November 23, 2016 (including, without limitation, all exhibits and annexes thereto, the “Preliminary Prospectus”), and (b) a final prospectus, dated December 6, 2016 (including, without limitation, all exhibits and annexes thereto, the “Prospectus”) and the Private Certificates are more particularly described in (a) a preliminary private placement memorandum, dated November 23, 2016 (the “Preliminary Private Placement Memorandum”), and (b) a private placement memorandum, dated December 6, 2016 (the “Final Private Placement Memorandum”, and together with the Preliminary Memorandum, the “Memoranda”).

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement the parties hereto intend that the provisions of this Section 1 serve as an assignment and assumption agreement between the Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee. Accordingly, the Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Seller in, to and arising out of the related Intercreditor Agreement (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) with respect to the related Intercreditor Agreement from and after the Closing Date. In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related Intercreditor Agreement.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof and shall be paid by the Purchaser to the Seller in immediately available funds on the Closing Date. The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

The Seller shall effect, or cause a third party to effect, at the Seller’s expense, the assignment and, if applicable, recordation of its Mortgage Loan documents until the assignment and recordation of all such Mortgage Loan documents has been completed.

SECTION 2.    Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage Note and, except with respect to each Non-Serviced Mortgage Loan, the related Mortgage shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets (and any consolidated balance sheet that includes the Seller) and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

SECTION 3.     Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date (or such other times as specified in the Pooling and Servicing Agreement) to the Master Servicer, Trustee or the Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)           The Seller agrees to deliver or cause to be delivered, on or prior to the fifth (5th) day after the Closing Date, to the Master Servicer, the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

(c)           With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master

Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

(d)           With respect to the Moffett Gateway Pari Passu Companion Loan, the Moffett Gateway Subordinate Companion Loan, the Riverway Pari Passu Companion Loan, the Summit Mall Pari Passu Companion Loan, the North Hills Village Subordinate Companion Loan and the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan, the Seller agrees that if disclosure related to the description of a party to the Pooling and Servicing Agreement is requested by the holder of the related Companion Loan, the reasonable costs of such party related to such disclosure and any opinion(s) of counsel, certifications and/or indemnification agreements shall be paid or caused to be paid by the Seller.

SECTION 4.      Treatment as a Security Agreement. Subject to the receipt of the purchase price for the Mortgage Loans, the Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans. The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5.      Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)            it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC assignments and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer, and the Purchaser shall cause the Trustee to take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. All recording fees relating to the initial recordation of such assignments and Assignments of Mortgage shall be paid by such Seller;

(b)           it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans other than any Non-Serviced Mortgage Loan, to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders (which shall include notifying the providers of such letters of credit of the new beneficiary thereunder in accordance with Section 3.01(f) of the Pooling and Servicing Agreement). Prior to the date that a letter of credit with respect to any Mortgage Loan, other than any Non-Serviced Mortgage Loan, is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)           if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as in the opinion of counsel for the Underwriters and the Initial Purchaser, an amendment or supplement to the Prospectus or Final Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchaser or a dealer, any event shall occur prior to the Closing Date as a result of which it is necessary to amend or supplement the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus or Final Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller, the Mortgage Loans and/or any information describing the same, as provided by the Seller), to the Underwriters and Initial Purchaser such amendments or supplements to the Prospectus or Final Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Final Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, will not, in the light of the circumstances when the Prospectus or Final Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or the Seller, will comply with applicable law. All terms used in this subsection (c) and not otherwise defined herein shall have the meaning set forth in the indemnification agreement, dated as of December 5, 2016 among the Purchaser, the Underwriters, the Initial Purchaser and the Seller (the “Indemnification Agreement”). Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

(d)           if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between each such

Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 (including, but not limited to, the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable (without regard to the exclusion of the Initial Sub-Servicers therein)) and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(e)           for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure that the Purchaser is required to provide with respect to such Seller in its capacity as a “sponsor” pursuant to Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(f)            it shall indemnify and hold harmless the Purchaser and its directors and officers, and each other person who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon a failure of the Seller to perform its obligations under Section 5(e);

(g)           if the indemnification provided for in Section 5(f) is unavailable or insufficient to hold harmless the persons referred to in Section 5(f), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(f) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations pursuant to Section 5(e) or the Seller’s negligence, bad faith or willful misconduct in connection therewith;

(h)           with respect to any Mortgage Loan that requires notice to the related franchisor or other action to transfer or assign any related comfort letter to the trust or otherwise have a new comfort letter issued in the name of the trust, the Seller shall take such action and/or provide any such required notice to the franchisor, with a copy of such notice or request to the Master Servicer, as is necessary in order to assign any such comfort letter to the trust or to have a new comfort letter issued in the name of the trust, as the case may be, within the required timeframes set forth in the related franchise agreement or the related comfort letter, as applicable, but in any event no later than forty-five (45) days after the Closing Date;

(i)            within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File to the Intralinks Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Seller;

(j)             within sixty (60) days after the Closing Date, the Seller shall provide each of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Directing Certificateholder, the Asset Representations Reviewer and the Operating Advisor with a certification to the addresses set forth for such parties in Section 13.05 of the Pooling and Servicing Agreement, substantially in the form of Exhibit D, by an authorized officer of the Seller that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Intralinks Site contains all documents and information required under the definition of “Diligence File” and such Diligence Files are organized and categorized as agreed to by the Depositor and the Seller;

(k)            upon written request of the Asset Representations Reviewer, it shall provide to the Asset Representations Reviewer, within ten (10) Business Days of receipt of such written request, copies of all documents requested by the Asset Representations Reviewer and reasonably available to the Seller and not otherwise included in the Diligence File relating to each Delinquent Loan (as defined in the Pooling and Servicing Agreement) to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement, provided that no information that is proprietary to the related originator or Seller or any draft documents or privileged or internal communications will be required to be provided;

(l)             upon the completion of an Asset Review with respect to each Mortgage Loan and receipt of a written request from the Asset Representations Reviewer, the Seller shall, within sixty (60) days of receipt of such written request by the Asset Representations Reviewer, pay the Asset Representations Reviewer Asset Review Fee.

(m)           it acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03(l) of the Pooling and Servicing Agreement, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method;

(n)            with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Seller shall pay the costs and expenses (including attorney’s fees) incurred by any party to the Pooling and Servicing Agreement in connection with such party’s compliance obligations under Section 11.15 of the Pooling and Servicing Agreement in connection with the securitization of the related Pari Passu Companion Loan(s); and

(o)            The Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (A) any failure of the Seller to pay the fees described under Section 5(l) above within sixty (60) days of written request by the Asset Representations Reviewer or (ii) any failure by the Seller to provide all documents and information required to be delivered by it pursuant to this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within sixty (60) days of the Closing Date.

SECTION 6.      Representations and Warranties. (a)  The Seller represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i)         it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

(ii)        it has the power and authority to own its property and to carry on its business as now conducted;

(iii)       it has the power to execute, deliver and perform this Agreement;

(iv)       it is legally authorized to transact business in the states in which it transacts business and it is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if originated by the Seller) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

(v)        the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller and will not violate or breach any provision of its organizational documents;

(vi)       this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, liquidation, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(vii)      there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to materially and adversely affect (A)  the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by the Seller or enforceability against the Seller of the Mortgage Loans or this Agreement, or (C) the performance of the Seller’s obligations hereunder;

(viii)     it has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) (collectively, the “Provided Information”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, or, to the extent that it has become aware of any material misstatement or omission in any Provided Information, the Seller has notified the Depositor in writing of such material misstatement or omission at least one (1) Business Day prior to the Time of Sale (as defined in the Indemnification Agreement) and updated such Provided Information or the material misstatement or omission has been corrected in the Time of Sale Information;

(ix)        it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller of its obligations under this Agreement and the consummation by the Seller of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

(x)         it has either (A) not dealt with any Person (other than the Purchaser, the Underwriters or the Initial Purchaser or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or the Seller’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

(xi)        it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors;

(xii)       it has caused any Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 (including, but not limited to, the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable (without regard to the exclusion of the Initial Sub-Servicers therein)), 11.13 and 11.15 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended; and

(xiii)      except for the agreed-upon procedures reports obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (such reports, the “Accountant’s Due Diligence Reports”), the Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Purchaser) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and Final Private Placement Memorandum, and, except for the accountants with respect to the Accountant’s Due Diligence Reports, the Seller has not employed (and, through and including the Closing Date, will not employ without the consent of the Purchaser) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Final Private Placement Memorandum. The Underwriters and Initial Purchaser are third-party beneficiaries of the provisions set forth in this Section 6(a)(xiii).

(b)         The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)          it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

(ii)         it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

(iii)        it has the power and authority to own its property and to carry on its business as now conducted;

(iv)        it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(v)        this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

(vi)       the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

(vii)      there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)     it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

(ix)        it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

(x)         all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made;

(xi)        it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001; and

(xii)       it (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Reports and meeting the requirements of that Form 15G, Rule 15Ga-2, and any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Underwriters and the Initial Purchaser at least six (6) Business Days before the first sale in the offering contemplated by the Prospectus and Final Private Placement Memorandum; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) Business Days before the first sale in the offering contemplated by the Prospectus and Final Private Placement Memorandum as required by Rule 15Ga-2.

(c)         The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C. Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)         The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z)

the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

The Seller shall provide to the Depositor a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. In connection with such filing, upon the request of the Seller, the Depositor shall provide to the Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Seller to complete and file such Form ABS-15G.

In addition, the Seller shall provide the Depositor, upon request, such other information with respect to a Mortgage Loan in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Depositor shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Seller with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Seller and the Depositor under the Pooling and Servicing Agreement is provided only to assist the Seller, the Depositor and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

(e)           Upon notice pursuant to Section 2.03(b) of the Pooling and Servicing Agreement of any Material Defect, the Seller shall (subject to any decision by the Directing Certificateholder or the Special Servicer, as applicable, to allow the Seller to deposit funds or a letter of credit in lieu of repurchasing or substituting for such Mortgage Loan in accordance with Section 2.02(d) of the Pooling and Servicing Agreement), not later than ninety (90) days following the earlier of (x) the Seller’s discovery of any Material Defect, (y) the Seller’s receipt of notice of any Material Defect from any party to the Pooling and Servicing Agreement or (z) in the case of a Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery of any Material Defect by any party to the Pooling and Servicing Agreement or (B) receipt of a notice of any Material Defect by the Seller (the “Initial Cure Period”), (i) cure such Material Defect, in all material respects, at its own expense, including reimbursement of any related additional Trust Fund expenses incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) (other than with respect to the Fresno Fashion Fair Mall Mortgage Loan, the Moffett Gateway Mortgage Loan, the Hilton Hawaiian Village Mortgage Loan, the Riverway Mortgage Loan the 9 West 57th Street Mortgage Loan, the Summit Mall Mortgage Loan, the North Hills Village Mortgage Loan, the Salesforce Tower Mortgage Loan and the Dick’s Sporting Goods Portfolio Mortgage Loan for which no substitution shall be permitted) for such affected Mortgage Loan or such REO Loan (excluding any related Serviced Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Material Defect resulting solely from the failure by the Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and the Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above (other than with respect to Fresno Fashion Fair Mall Mortgage Loan, the Moffett Gateway Mortgage Loan, the Hilton Hawaiian Village Mortgage Loan, the Riverway Mortgage Loan the 9 West 57th Street Mortgage Loan, the Summit Mall Mortgage Loan, the North Hills Village Mortgage Loan, the Salesforce Tower Mortgage Loan and the Dick’s Sporting Goods Portfolio Mortgage Loan for which no substitution shall be permitted)); and provided, further, that with respect to the Extended Cure Period, the Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (who shall promptly deliver a copy of such officer’s certificate electronically to the 17g-5 Information Provider with the subject line: “JPMCC 2016-JP4”), the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and (with respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Defect will be cured within the Extended Cure Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the Certificateholders therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan (other than with respect to Fresno Fashion Fair Mall Mortgage Loan, the Moffett Gateway Mortgage Loan, the Hilton Hawaiian Village Mortgage Loan, the Riverway Mortgage Loan the 9 West 57th Street Mortgage Loan, the Summit Mall Mortgage Loan, the North Hills Village Mortgage Loan, the

Salesforce Tower Mortgage Loan and the Dick’s Sporting Goods Portfolio Mortgage Loan for which no substitution shall be permitted) shall be substituted in lieu thereof without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Master Servicer for deposit into the Collection Account.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its repurchase or substitution obligations with respect to any Material Defect provided in this Section 6(e), to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer or the Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing and only with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder) are able to agree upon the Loss of Value Payment for a Material Defect, the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3), may (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) not be cured by a Loss of Value Payment. Upon making such payment, the Seller shall be deemed to have cured such Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or substitute the related Mortgage Loan or otherwise cure such Material Defect.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or substitute such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust that are the basis of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(g), as applicable, of the Pooling and Servicing Agreement. No delay in either the discovery of a Material Defect on the part of any party to the Pooling and Servicing Agreement in providing notice of such Material Defect will relieve the Seller of its obligation to repurchase the related Mortgage Loan unless (i) the Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (knowledge shall not be deemed to exist by reason of the Custodial Exception Report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) and such delay precludes the Seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Seller provides an Opinion of Counsel to the effect that such release in lieu of repurchase would not cause an Adverse REMIC Event and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Subject to the Seller’s right to cure as set forth above in this Section 6, and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, any of the following will cause a document in the Mortgage File delivered by the Seller for any Mortgage Loan to be deemed to have a “Defect” that constitutes a Material Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy (or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) called for by clause (viii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required letter of credit; or (f) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (viii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Material Defect with respect to any Mortgage File if such actual policy is delivered to the Trustee or the Custodian on its behalf within eighteen (18) months from the Closing Date. Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee (or the Custodian on the Trustee’s behalf) has acknowledged receipt of a document that is part of the Mortgage File or the Seller can otherwise prove delivery of the document, and the Trustee (or the Custodian on the Trustee’s behalf) subsequently loses such document, the fact that such document is lost may not be utilized as the basis for a claim of a Material Defect against the Seller pursuant to this Section 6(e) and the Trustee (or the Custodian on the Trustee’s behalf, if so designated in the Pooling and Servicing Agreement) shall be responsible therefor in accordance with the Pooling and Servicing Agreement. In the event any document is lost by the Trustee (or the Custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

With respect to Fresno Fashion Fair Mall Mortgage Loan, the Hilton Hawaiian Village Mortgage Loan, the 9 West 57th Street Mortgage Loan and the Salesforce Tower Mortgage Loan, the Seller agrees that if a Material Document Defect under, and as such term or any analogous term is defined in, the related Non-Serviced PSA exists with respect to the related Non-Serviced Companion Loan(s) and the Seller repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Trust, then the Seller shall repurchase the related Non-Serviced Mortgage Loan; provided, however, that the foregoing shall not apply to any Material Document Defect related to the promissory note for the related Non-Serviced Companion Loan(s).

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Material Defect does not constitute a Material Defect as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect shall be deemed to constitute a Material Defect as to each other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement. For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Cure Period.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of (A) the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

The Purchaser shall provide to the Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. The Trust’s CIK# is 0001689111.

(f)           The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)           Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6. In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Loan, or to the Special Servicer, if relating to a Specially Serviced Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement; provided, however, that the Seller shall not be required to notify the Master Servicer or Special Servicer, as applicable, of any such Repurchase Request if such Repurchase Request is received from a Repurchase Request Recipient. The Seller’s obligation to cure any Material Defect, repurchase or substitute for any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Material Defect. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

SECTION 7.     Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)          Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit E.

(b)         The Purchaser shall have received the following additional closing documents:

(i)         copies of the Seller’s articles of association and by-laws, certified as of a recent date by the Secretary or Assistant Secretary of the Seller;

(ii)        a copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency dated not earlier than ninety (90) days prior to the Closing Date;

(iii)       an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to the Seller:

(A)       the Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(B)        the Seller has the power to perform its obligations under this Agreement and the Indemnification Agreement;

(C)       all necessary action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors’ laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

(D)       the Seller’s execution and delivery of, and the Seller’s performance of its obligations under, each of this Agreement and the

Indemnification Agreement do not and will not conflict with the Seller’s organizational documents or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of its property or assets is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

(E)        there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel’s actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

(F)        no consent, approval, authorization, order, license, registration or qualification of or with any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

(iv)      a letter from counsel of the Seller substantially to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that the Preliminary Prospectus or Preliminary Private Placement Memorandum as of the Time of Sale, or the Prospectus or Final Private Placement Memorandum as of the date thereof or as of the Closing Date, contained or contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading. All terms used in this clause (v) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement.

(c)          The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement and the Underwriting Agreement.

(d)         The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(e)          The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 8.    Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on December 22, 2016 or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”). The parties hereto agree that time is of the essence with respect to this Agreement.

SECTION 9.     Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i)  the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Final Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Final Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchaser of such copies of the Prospectus, Final Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; (viii) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor; and (ix) the reasonable fees and expenses of Sidley Austin LLP, counsel to the Underwriters and the Initial Purchaser.

SECTION 10.   Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 11.  Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES

OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

SECTION 12.   No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 6(a)(xiii) and Section 13.

SECTION 13.   Assignment. (a) The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement. The Seller hereby acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. Except as set forth hereinabove and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller made hereunder and the remedies provided hereunder with respect to Material Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

(b)           The Asset Representations Reviewer shall be an express third party beneficiary of Sections 5(i), 5(j), 5(k), 5(l) of this Agreement.

SECTION 14.  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Securities LLC, 383 Madison

Avenue, 8th Floor, New York, New York 10179, Attention: SPG Syndicate, Email: ABS_Synd@jpmorgan.com and Bianca A. Russo, Esq., Managing Director & Associate General Counsel, 383 Madison Avenue, 32nd Floor, New York, New York 10179, Email: US_CMBS_Notice@jpmorgan.com, (ii) in the case of the Seller, JPMorgan Chase Bank, National Association at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal K. Singh and Bianca A. Russo, Esq., Managing Director & Associate General Counsel, 383 Madison Avenue, 32nd Floor, New York, New York 10179, telecopy: (917) 464-6116, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such party.

SECTION 15.    Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser, the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing. The Pooling and Servicing Agreement shall identify the Seller as a third party beneficiary and may not be amended in any manner that materially and adversely affects the Seller’s rights as such without the Seller’s consent.

SECTION 16.   Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17.   Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 18.    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither the Purchaser nor the Seller shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party hereto or make commitments on such other party’s behalf.

SECTION 19.    Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

* * * * * *

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Dwayne McNicholas
Name: Dwayne McNicholas
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Dwayne McNicholas
Name: Dwayne McNicholas
Title: Vice President

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

1.	Hilton Hawaiian Village

2.	North Hills Village

Sched. I-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

JPMCC 2016-JP4 - JPMCB

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance
1	JPMCB	Hilton Hawaiian Village LLC	2005 Kalia Road	Honolulu	HI	96815	Honolulu	Hilton Hawaiian Village	2,860	Rooms	4.19950	4.18925	94,000,000	94,000,000.00
2	JPMCB	Macerich Fresno Limited Partnership	645 East Shaw Avenue	Fresno	CA	93710	Fresno	Fresno Fashion Fair Mall	536,093	Square Feet	3.58700	3.57550	80,000,000	80,000,000.00
3	JPMCB	Solow Building Company II, L.L.C., Solovieff Realty Co. II, L.L.C.	9 West 57th Street	New York	NY	10019	New York	9 West 57th Street	1,680,218	Square Feet	2.85950	2.84925	63,000,000	63,000,000.00
4	JPMCB	Adventus US Realty #12 LP	6133 North River Road, 9377 West Higgins Road, 9399 West Higgins Road and 6107 North River Road	Rosemont	IL	60018	Cook	Riverway	869,120	Square Feet	4.96000	4.94491	63,000,000	63,000,000.00
5	JPMCB	441 Real Estate LLC	1225-1265 Crossman Avenue	Sunnyvale	CA	94089	Santa Clara	Moffett Gateway	612,691	Square Feet	3.31940	3.30431	60,000,000	60,000,000.00
6	JPMCB	Mall at Summit, LLC	3265 West Market Street	Fairlawn	OH	44333	Summit	Summit Mall	528,234	Square Feet	3.31400	3.29891	50,000,000	50,000,000.00
7	JPMCB	North Hills Village LLC	4801 McKnight Road	Pittsburgh	PA	15237	Allegheny	North Hills Village	560,826	Square Feet	4.32848	4.30339	44,100,000	44,100,000.00
8	JPMCB	KHP II San Diego Hotel LLC	1047 Fifth Avenue	San Diego	CA	92101	San Diego	Hotel Palomar San Diego	211	Rooms	4.55500	4.53991	38,000,000	38,000,000.00
13	JPMCB	Which Treasure Island Owner, LLC	10650 Gulf Boulevard	Treasure Island	FL	33706	Pinellas	Bilmar Beach Resort	165	Rooms	4.57100	4.55591	25,000,000	24,905,313.39
15	JPMCB	Retail Center Fry 529, Ltd.	20319-20403 FM 529 Road	Cypress	TX	77433	Harris	Fry 529 Retail Center	114,911	Square Feet	4.27000	4.22741	21,500,000	21,500,000.00
17	JPMCB	Palm Gardens Properties, LLC	3399 PGA Boulevard	Palm Beach Gardens	FL	33410	Palm Beach	PGA Financial Plaza	72,611	Square Feet	3.98000	3.93741	20,700,000	20,700,000.00
22	JPMCB	Hertz Indianapolis 111 Monument, LLC	111 Monument Circle and 120 North Pennsylvania Street	Indianapolis	IN	46204	Marion	Salesforce Tower	1,105,117	Square Feet	4.36690	4.35540	18,000,000	18,000,000.00
23	JPMCB	NRFC Bloomingdale Holdings LLC, NRFC Fort Wayne Holdings LLC, Keene Holdings-T, LLC, NRFC Wichita Holdings LLC, NRFC Concord Holdings LLC	Various	Various	Various	Various	Various	Dick’s Sporting Goods Portfolio	264,338	Square Feet	4.44800	4.43291	18,000,000	17,976,071.95
23.01	JPMCB		42 Ash Brook Road	Keene	NH	03431	Cheshire	Dick’s Keene	45,471	Square Feet	4.44800		4,523,226	4,517,212.92
23.02	JPMCB		295 Loudon Road	Concord	NH	03301	Merrimack	Dick’s Concord	50,000	Square Feet	4.44800		3,785,806	3,780,773.84
23.03	JPMCB		4600 West Kellogg Drive	Wichita	KS	67209	Sedgwick	Dick’s Wichita	48,780	Square Feet	4.44800		3,332,903	3,328,472.68
23.04	JPMCB		328 West Army Trail Road	Bloomingdale	IL	60108	DuPage	Dick’s Bloomingdale	50,000	Square Feet	4.44800		2,676,774	2,673,215.86
23.05	JPMCB		309 East Coliseum Boulevard	Fort Wayne	IN	46805	Allen	Dick’s Fort Wayne	50,000	Square Feet	4.44800		2,096,129	2,093,342.57
23.06	JPMCB		299 Loudon Road	Concord	NH	03301	Merrimack	PetSmart Concord	20,087	Square Feet	4.44800		1,585,161	1,583,054.08
27	JPMCB	The Bays Houston, LLC	16457 El Camino Real	Houston	TX	77062	Harris	The Riviera	285	Units	5.14400	5.09891	15,500,000	15,481,866.55
28	JPMCB	Vision Atlanta Kennesaw, LLC	895 Cobb Place Boulevard Northwest	Kennesaw	GA	30144	Cobb	HGI Kennesaw	114	Rooms	4.12000	4.10491	12,750,000	12,732,019.19
30	JPMCB	LHTGH LLC	1600 West T C Jester Boulevard	Houston	TX	77008	Harris	Timbergrove Heights	95	Units	4.62500	4.60991	10,300,000	10,300,000.00

JPMCC 2016-JP4 - JPMCB

Loan ID #	Originator/Loan Seller	Mortgagor Name	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan
1	JPMCB	Hilton Hawaiian Village LLC	120	119	11/01/26	0	0	333,529.73	0.00375	Actual/360	No		Fee/Leasehold	No
2	JPMCB	Macerich Fresno Limited Partnership	120	119	11/01/26	0	0	242,454.63	0.00500	Actual/360	No		Fee	No
3	JPMCB	Solow Building Company II, L.L.C., Solovieff Realty Co. II, L.L.C.	120	117	09/01/26	0	0	152,208.80	0.00375	Actual/360	No		Fee/Leasehold	No
4	JPMCB	Adventus US Realty #12 LP	120	120	12/01/26	360	360	336,659.18	0.00500	Actual/360	No		Fee	No
5	JPMCB	441 Real Estate LLC	126	124	04/01/27	360	360	291,607.97	0.00500	Actual/360	No		Fee	No
6	JPMCB	Mall at Summit, LLC	120	118	10/01/26	0	0	140,001.16	0.00500	Actual/360	No		Fee	No
7	JPMCB	North Hills Village LLC	60	60	12/01/21	360	360	208,156.68	0.01500	Actual/360	No		Fee/Leasehold	No
8	JPMCB	KHP II San Diego Hotel LLC	60	59	11/01/21	0	0	146,245.02	0.00500	Actual/360	No		Fee	No
13	JPMCB	Which Treasure Island Owner, LLC	120	117	09/01/26	360	357	127,728.17	0.00500	Actual/360	No		Fee	No
15	JPMCB	Retail Center Fry 529, Ltd.	120	119	11/01/26	360	360	106,018.96	0.03250	Actual/360	No		Fee	No
17	JPMCB	Palm Gardens Properties, LLC	120	120	12/01/26	360	360	98,586.44	0.03250	30/360	No		Fee	No
22	JPMCB	Hertz Indianapolis 111 Monument, LLC	120	117	09/01/26	0	0	66,413.27	0.00500	Actual/360	No		Fee	No
23	JPMCB	NRFC Bloomingdale Holdings LLC, NRFC Fort Wayne Holdings LLC, Keene Holdings-T, LLC, NRFC Wichita Holdings LLC, NRFC Concord Holdings LLC	120	119	11/01/26	360	359	90,648.05	0.00500	Actual/360	No		Fee/Leasehold	No
23.01	JPMCB		120	119		360	359						Fee
23.02	JPMCB		120	119		360	359						Fee
23.03	JPMCB		120	119		360	359						Fee
23.04	JPMCB		120	119		360	359						Leasehold
23.05	JPMCB		120	119		360	359						Leasehold
23.06	JPMCB		120	119		360	359						Fee
27	JPMCB	The Bays Houston, LLC	60	59	11/01/21	360	359	84,576.78	0.03500	Actual/360	No		Fee	No
28	JPMCB	Vision Atlanta Kennesaw, LLC	120	119	11/01/26	360	359	61,755.81	0.00500	Actual/360	No		Fee	No
30	JPMCB	LHTGH LLC	120	120	12/01/26	360	360	52,956.37	0.00500	Actual/360	No		Fee	No

JPMCC 2016-JP4 - JPMCB
						UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Cross Defaulted Loan	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
1	JPMCB	Hilton Hawaiian Village LLC	No	Park Intermediate Holdings LLC	No	0	0	0	0	0	0	0
2	JPMCB	Macerich Fresno Limited Partnership	No	The Macerich Partnership, L.P.	No	0	0	0	0	0	0	0
3	JPMCB	Solow Building Company II, L.L.C., Solovieff Realty Co. II, L.L.C.	No	Sheldon H. Solow	No	0	287,500	0	25,000,000	9,417,640	264,333	29,524,018
4	JPMCB	Adventus US Realty #12 LP	No	Adventus Holdings LP	No	14,485	81,825	0	108,640	360,173	0	7,256,297
5	JPMCB	441 Real Estate LLC	No	Joseph K. Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, Paul Guarantor LLC	No	0	0	0	0	180,864	0	86,961,915
6	JPMCB	Mall at Summit, LLC	No	Simon Property Group, L.P.	No	0	0	0	0	0	0	0
7	JPMCB	North Hills Village LLC	No	Ira J. Gumberg	No	0	0	802,000	2,600,000	350,579	33,166	491,997
8	JPMCB	KHP II San Diego Hotel LLC	No	KHP Fund II, L.P.	No	0	0	0	0	0	0	1,641,974
13	JPMCB	Which Treasure Island Owner, LLC	No	Kline Hotel Holdings, LLC	No	0	0	0	0	264,482	0	2,500,000
15	JPMCB	Retail Center Fry 529, Ltd.	No	John D. Long, Jr.	No	1,917	0	0	4,167	456,713	6,042	388,954
17	JPMCB	Palm Gardens Properties, LLC	No	Charles M. Bayer, Jr.	No	1,436	0	0	10,000	47,447	0	499,545
22	JPMCB	Hertz Indianapolis 111 Monument, LLC	No	William Z. Hertz, Isaac Hertz, Sarah Hertz	No	4,250,420	0	0	138,140	2,338,627	0	28,978,312
23	JPMCB	NRFC Bloomingdale Holdings LLC, NRFC Fort Wayne Holdings LLC, Keene Holdings-T, LLC, NRFC Wichita Holdings LLC, NRFC Concord Holdings LLC	No	NRFC NNN Holdings, LLC	No	1,696	0	0	22,028	22,218	0	0
23.01	JPMCB
23.02	JPMCB
23.03	JPMCB
23.04	JPMCB
23.05	JPMCB
23.06	JPMCB
27	JPMCB	The Bays Houston, LLC	No	Swapnil Agarwal	No	5,938	78,375	0	0	148,657	0	0
28	JPMCB	Vision Atlanta Kennesaw, LLC	No	Mitch (Mitul) Patel	No	17,000	0	0	0	23,137	0	0
30	JPMCB	LHTGH LLC	No	Scott Leichtenberg	No	1,584	0	0	0	0	0	500,000

JPMCC 2016-JP4 - JPMCB
			PERIODIC ESCROW

									Grace Period
Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash-Management Account or Lockbox In-place	General Property Type	Defeasance Permitted	Final Maturity Date
1	JPMCB	Hilton Hawaiian Village LLC	Springing	0	0	Springing	Springing	0	0	Yes	Hotel	Yes
2	JPMCB	Macerich Fresno Limited Partnership	Springing	0	Springing	Springing	Springing	0	5	Yes	Retail	Yes
3	JPMCB	Solow Building Company II, L.L.C., Solovieff Realty Co. II, L.L.C.	61,615	0	Springing	3,139,213	88,111	0	1	Yes	Office	Yes
4	JPMCB	Adventus US Realty #12 LP	14,485	0	108,640	895,380	Springing	0	0	Yes	Office	Yes
5	JPMCB	441 Real Estate LLC	0	0	0	180,864	Springing	0	0	Yes	Office	Yes
6	JPMCB	Mall at Summit, LLC	Springing	0	Springing	Springing	Springing	0	0	Yes	Retail	Yes
7	JPMCB	North Hills Village LLC	7,010	0	Springing	129,854	4,738	Springing	0	Yes	Retail	No
8	JPMCB	KHP II San Diego Hotel LLC	4% of Gross Revenues	0	0	Springing	Springing	Springing	0	Yes	Hotel	No
13	JPMCB	Which Treasure Island Owner, LLC	4% of Gross Revenues	0	0	24,044	39,713	Springing	0	Yes	Hotel	Yes
15	JPMCB	Retail Center Fry 529, Ltd.	1,917	0	4,167	37,410	6,042	0	0	No	Retail	No
17	JPMCB	Palm Gardens Properties, LLC	1,436	0	10,000	23,804	Springing	0	0	No	Office	No
22	JPMCB	Hertz Indianapolis 111 Monument, LLC	18,420	0	138,140	401,600	Springing	0	0	Yes	Office	Yes
23	JPMCB	NRFC Bloomingdale Holdings LLC, NRFC Fort Wayne Holdings LLC, Keene Holdings-T, LLC, NRFC Wichita Holdings LLC, NRFC Concord Holdings LLC	1,696	0	22,028	11,109	0	Springing	0	Yes	Retail	Yes
23.01	JPMCB										Retail
23.02	JPMCB										Retail
23.03	JPMCB										Retail
23.04	JPMCB										Retail
23.05	JPMCB										Retail
23.06	JPMCB										Retail
27	JPMCB	The Bays Houston, LLC	5,938	0	0	30,382	Springing	0	0	No	Multifamily	No
28	JPMCB	Vision Atlanta Kennesaw, LLC	4% of Gross Revenues	0	0	9,046	Springing	Springing	0	No	Hotel	Yes
30	JPMCB	LHTGH LLC	1,584	0	0	17,582	Springing	0	0	No	Multifamily	No

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

1.             Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

2.             Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Agreement to Appointment of Master Servicer, dated as of December 1, 2016 between the Master Servicer, the Depositor and the Seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Agreement to Appointment of Master Servicer, dated as of December 1, 2016 between the Master Servicer, the Depositor and the Seller). The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Agreement to Appointment of Master Servicer, dated as of December 1, 2016 between the Master Servicer, the Depositor and the Seller).

3.             Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.             Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.             Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.             Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since November 14, 2016.

7.             Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Trust (or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trust) constitutes a legal, valid and binding endorsement or assignment to the Trust (or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trust). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

8.              Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.             Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.           Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.           Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.           Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.           Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

18.           Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19.           Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.           No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.           No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date), any other contingent interest feature or a negative amortization feature or an equity participation by the Seller.

22.           REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.           Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.           Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

26.           Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.           Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.           Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

30.           Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.           Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.           Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Exhibit B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date or (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the

Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.           Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

36.           Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns:

(A)          The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)           The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)           The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)          The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)           The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)           The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)           The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)            The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)            Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)          In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)           Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.            Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38.           ARD Loan. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.           Rent Rolls; Operating Histories. The Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.           No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.          Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.           Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.           Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a

Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.           Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.           Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.           Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

48.           Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.           Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
7	Hilton Hawaiian Village (Loan No. 1), Fresno Fashion Fair Mall (Loan No. 2), 9 West 57th Street (Loan No. 3), Riverway (Loan No. 4), Moffett Gateway (Loan No. 5), Summit Mall (Loan No. 6), Salesforce Tower (Loan No. 22) and Dick’s Sporting Goods Portfolio (Loan No. 23)	(Lien; Valid Assignment) – The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
7	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Lien; Valid Assignment) – The ground leases for the Mortgaged Properties that are secured by the related Mortgagor’s leasehold interests require that the leasehold interests be subordinated to the lien of any fee mortgage, provided that the related Mortgagor is granted non-disturbance in connection with any such subordination. With respect to the Dick’s Fort Wayne Mortgaged Property, the related Mortgaged Property is comprised of a leasehold interest and a subleasehold interest, and the subleasehold interest is subject to a prime ground lease and a non-disturbance agreement that provides that the ground lessor may not disturb the related Mortgagor or its mortgagee’s interest in the leasehold estate following a termination of the prime ground lease.
8	Fresno Fashion Fair Mall (Loan No. 2)	(Permitted Liens; Title Insurance) – Pursuant to the related lease, the largest tenant at the Mortgaged Property, JCPenney, has the right to purchase its leased space at the Mortgaged Property. Mortgagor may nullify this purchase option by releasing the tenant from its obligations under the lease, and the Mortgage Loan documents require that Mortgagor reject any offer to purchase the leased parcel.

8	Moffett Gateway (Loan No. 5)	(Permitted Liens; Title Insurance) – The sole tenant at the Mortgaged Property, Google, has a right of first offer, so long as Mortgagor or an affiliate owns the Mortgaged Property, to purchase all or any portion of the Mortgaged Property that Mortgagor is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any portion of the Mortgaged Property.
8	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Permitted Liens; Title Insurance) – The landlord of the Dick’s Bloomingdale Mortgaged Property has an option to purchase the Mortgaged Property at fair market value upon tenant’s failure to operate at the leased premises for 365 days or more (not including casualty or condemnation). In the event that the tenant rejects such an option to purchase or the fair market value cannot be agreed upon, and the tenant subsequently receives an offer to purchase the tenant’s leasehold interest in the property, the tenant must first offer the property to the landlord at such offered purchase price, and the landlord has thirty (30) days to accept or reject such offer.
9	Fresno Fashion Fair Mall (Loan No. 2)

(Junior Liens) – The Mortgage Loan documents permit Mortgagor to incur personal property purchase money financing and leases that are (a) associated with the Mortgaged Property used in the ordinary course of operating and maintaining the Mortgaged Property whose removal would not materially damage or impair the value of the property (as determined by the borrower in its reasonable judgment) and (b) secured only by the financed property, up to an aggregate amount of not greater than $2,000,000, except that such limit does not apply to equipment leases associated with sustainability and environmental initiatives (including, but not limited to, initiatives such as solar panel installations and fuel cell installations) provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000.

The Mortgage Loan documents permit Mortgagor to enter into any “Property-Assessed Clean Energy Loan” (PACE) which is repaid through multi-year assessments against the Mortgaged Property in an amount not to exceed $10,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed).

9	9 West 57th Street (Loan No. 3)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 35.3%; (ii) a combined debt service coverage ratio equal to or greater than 3.08x; and (iii) the execution of an intercreditor agreement reasonably satisfactory to the lender and the Rating Agencies.
9	Moffett Gateway (Loan No. 5)	(Junior Liens) – There is a mezzanine loan in the amount of $50,000,000, which is held by JPMCB but is expected to be sold to an unaffiliated third party. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender are negotiating an intercreditor agreement, a copy of which will be included in the Mortgage File.
9	Summit Mall (Loan No. 6)	(Junior Liens) – The Mortgage Loan documents permit Mortgagor to enter into any “Property-Assessed Clean Energy Loan” (PACE) which is repaid through multi-year assessments against the Mortgaged Property in an amount not to exceed $5,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed).
9	Hotel Palomar San Diego (Loan No. 8)	(Junior Liens) – In connection with a permitted transfer of the Mortgaged Property to a third party and assumption of the Mortgage Loan in accordance with the Mortgage Loan documents, the owners of the transferee are permitted to obtain a mezzanine loan upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 65.0%; (ii) a combined projected debt service coverage ratio for the 12 month period immediately following the origination date of the mezzanine loan of not less than 1.40x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.
9	Salesforce Tower (Loan No. 22)	(Junior Liens) – There is a mezzanine loan in the amount of $24,500,000, which is held by a third party investor. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
9	HGI Kennesaw (Loan No. 28)	(Junior Liens) – The Mortgage Loan documents permit the owners of Mortgagor to obtain a mezzanine loan secured by the equity interests in Mortgagor upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 61.2%; (ii) a combined projected debt service coverage ratio for the 12 month period immediately following the origination date of the mezzanine loan of not less than 2.70x; (iii) a combined debt yield of not less than 16.0%; and (iv) the execution of an intercreditor agreement satisfactory to the lender.
10	Hilton Hawaiian Village (Loan No. 1), Fresno Fashion Fair Mall (Loan No. 2), 9 West 57th Street (Loan No. 3), Riverway (Loan No. 4), Moffett Gateway (Loan No. 5), Summit Mall (Loan No. 6), Salesforce Tower (Loan No. 22) and Dick’s Sporting Goods Portfolio (Loan No. 23)	(Assignment of Leases and Rents) – The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
12	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Condition of Property) – The property condition reports obtained at origination of the Mortgage Loan recommended certain deferred maintenance at the Mortgaged Properties in the aggregate amount of $137,500, which includes repairs to the sidewalk and ADA upgrades for the Dick’s Concord Mortgaged Property and a roof replacement for the Dick’s Wichita Mortgaged Property. Mortgagors were not required to reserve any funds at origination of the Mortgage Loan for such deferred maintenance. The Mortgage Loan documents provide to the extent the tenants at the Mortgaged Properties fail to complete the deferred maintenance on or before the deadlines provided in the Mortgage Loan documents, Mortgagors are required to deposit 115% of such amount into a reserve for the deferred maintenance.
15	The Riviera (Loan No. 27)	(Actions Concerning Mortgage Loans) – The Mortgage Loan sponsor, Swapnil Agarwal, is currently a defendant in a civil lawsuit. The claims against the sponsor are for tortious interference and misappropriation of trade secrets. The plaintiff is claiming damages of $200,000.00 to $1,000,000.00. No trial date has been set.
18	Hilton Hawaiian Village (Loan No. 1)

(Insurance) – The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $60,000,000, rather than five percent (5%) of the then outstanding principal balance of the Mortgage Loan.

 Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $500,000 per occurrence, and Mortgagor may utilize a $5,000,000 aggregate deductible in conjunction with a per occurrence deductible which will not exceed $500,000 per occurrence except with respect to flood, wind and earthquake coverage (which may contain a deductible not to exceed 5% of the total insurable value of the Mortgaged Property subject to a $1,000,000 minimum). Mortgagor is permitted to maintain flood, wind and earthquake coverage with a maximum deductible of 15% of the total insurable value of the Mortgaged Property if the guarantor delivers a guaranty of that portion that exceeds the 15% limit. In addition, subject to Rating Agency approval, Mortgagor is permitted to provide coverage for named windstorm in an amount equal to the greater of $500,000,000 per occurrence and the 1,000 year Probable Maximum Loss as indicated in a risk analysis for all risk locations under the policy.

The Mortgage Loan documents permit Mortgagor to maintain commercial general liability insurance with a combined limit of not less than $1,500,000 in the aggregate.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of insurance coverage is provided by insurance companies having a claims paying ability rating of “A” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the securitization and is rating the insurance company) and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “BBB+” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the securitization and is rating the insurance company).

Mortgagors may maintain a portion of their coverage with United Specialty Insurance Company (“United”) in its current participation amounts and positions within the syndicate, provided that Mortgagors obtain reinsurance with a cut-through endorsement, acceptable to the lender and the

Rating Agencies, with respect to United from an insurance company which is rated at least “A” with S&P and “A2” with Moody’s, to the extent Moody’s rates the certificates and rates the applicable insurance company, or such higher rating as may be required by a Rating Agency, not to exceed “A+” with S&P and “A1” with Moody’s, to the extent Moody’s rates the certificates and rates the applicable insurance company.
18	9 West 57th Street (Loan No. 3)

(Insurance) – In the event the Mortgaged Property is located in a federally designated “special flood hazard area”, the Mortgage Loan documents require flood insurance in an amount equal to (i) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus (ii) such greater amount as the lender may reasonably require, not to exceed $250,000,000.

The Mortgage Loan documents permit insurance through a multi-layered policy, provided that at least 75% of the coverage (if there are 4 or fewer insurance companies issuing the policies) or at least 60% of the coverage (if there are 5 or more insurance companies issuing the policies) is with carriers having a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s (to the extent Moody’s rates the certificates and the insurer), and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P and “BBB” or better by Moody’s (to the extent Moody’s rates the certificates and the insurer).

18	Fresno Fashion Fair Mall (Loan No. 2)

(Insurance) – Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) 5% of the insured value for windstorm coverage (subject to a $1,000,000 minimum), (ii) 5% of the insured value for earthquake coverage (subject to a $1,000,000 minimum), (iii) 5% of the insured value for flood coverage (subject to a $1,000,000 minimum for high hazard flood zones) and (iv) $100,000 for all other such coverage.

The Mortgage Loan documents permit Mortgagor to maintain general liability insurance coverage with a deductible or self-insured retention of $100,000.

The Mortgage Loan documents require insurers to have (i) an S&P rating of at least “A” or better and Moody’s rating of at least “A2”, if Moody’s is rating the Certificates and rates the applicable insurance company (however for multilayered blanket policies, up to 20% of such coverage may be written by carriers with a rating of not less than “BBB” by S&P and “Baa2” by Moody’s, if Moody’s is rating the Certificates and rates the applicable insurance company) and (ii) an AM Best rating of “A-:VIII” or better.

Mortgagor may obtain insurance policies which (i) have coverages, deductibles and/or other related provisions other than those required by the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements of the Mortgage Loan documents, provided that Mortgagor receives the lender’s prior written consent and, if required by the lender, a rating agency confirmation.

18	Moffett Gateway (Loan No. 5)	(Insurance) – The Mortgage Loan documents permit Mortgagor to maintain a portion of the earthquake insurance coverage with Aspen Specialty Insurance Company in its current participation amount within the syndicate, provided that the AM Best rating of the insurer is not withdrawn or downgraded below its rating as of the origination date and, upon renewal of the current policy, Mortgagor replaces Aspen Specialty Insurance Company with an insurance company meeting the requirements of the Mortgage Loan documents.
18	Summit Mall (Loan No. 6)

(Insurance) – The deductible for the all-risk special form property insurance and flood insurance may not exceed $500,000 (the deductible may also be higher than $500,000 if Mortgagor delivers a letter of credit for the difference between the actual deductible and the maximum deductible permitted by the Mortgage Loan documents).

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

18	Hotel Palomar San Diego (Loan No. 8)	(Insurance) – The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) or at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.
18	Bilmar Beach Resort (Loan No. 13)	(Insurance) – If any portion of the Mortgaged Property improvements are currently or at any time in the future located in a federally designated “special flood hazard area”, Mortgagor is required to obtain flood hazard insurance in an amount equal to the (1) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, as provided through a National Flood Insurance Program policy (“NFIP Policy”) plus (2) such greater amount, but in no event shall such greater amount be required in an amount greater than $10,000,000, and with deductibles as the lender shall reasonably require; provided, however, the lender shall not require an NFIP Policy pursuant to clause (1) above for so long as Mortgagor provides a private flood policy comparable to the NFIP Policy as determined by the lender.
18	Salesforce Tower (Loan No. 22)	(Insurance) – The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies with a claims paying ability rating of “A” or better by S&P, and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
18	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Insurance) – To the extent that, with respect to any individual Mortgaged Property, (i) the lease at such individual Mortgaged Property is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the lease at such individual Mortgaged Property, (iii) each applicable tenant remains fully liable for the obligations and liabilities under each lease at such individual Mortgaged Property, (iv) each applicable tenant maintains coverage for such individual Mortgaged Property that satisfies the requirements of the Mortgage Loan documents or, if not in compliance, is otherwise acceptable to the lender in its reasonable discretion, and (v)

the Mortgagor has provided evidence satisfactory to the lender that each applicable tenant maintains in full force and effect the insurance described in clause (iv) above with respect to such individual Mortgaged Property, then, with respect to such individual Mortgaged Property, the Mortgagor will not be required to maintain the coverage required under the Mortgage Loan documents, except with respect to (A) the commercial general liability insurance and umbrella liability insurance requirements, (B) business income or rental loss insurance, and (C) terrorism coverages on the policies maintained in (A) and (B) (if such terrorism coverage is not maintained by the applicable tenant).
19	Riverway (Loan No. 4)	(Access; Utilities; Separate Tax Lots) – A portion of the Mortgaged Property is a building that houses a daycare facility. The tax parcel on which such portion of the Mortgaged Property is situated contains additional land that is not part of the Mortgaged Property. The Mortgage Loan agreement requires that the Mortgagor cause the appropriate governmental authority to cause such portion of the Mortgaged Property to be assessed as a separate tax parcel prior to January 1, 2018. Mortgagor is required to deposit into the monthly tax escrow reserve sufficient funds to cover the Mortgaged Property and additional land, until a separate parcel identification number is obtained.
19	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Access; Utilities; Separate Tax Lots) – The Mortgaged Properties that are comprised of leasehold interests are not separate tax parcels and taxes are assessed based on the larger shopping centers. There is a loss carve-out in the Mortgage Loan documents for any failure of these Mortgaged Properties to be as separate tax parcels, if such failure results in (i) the lender’s payment of real estate taxes that are allocated to properties other than such individual Mortgaged Properties or (ii) any termination of the related ground leases for such Mortgaged Properties.
26	Summit Mall (Loan No. 6)	(Local Law Compliance) – The zoning report indicates that the Mortgaged Property is legal non-conforming due to the drive-through at Chase Bank and Goodyear (vehicle servicer center) being conditional uses in the zoning district, among other non-conformities. The applicable zoning ordinance provides that any building or structure containing a nonconforming use, which has been damaged by casualty, may be reconstructed and used as before if such reconstruction is done within 12 months of such calamity, unless damaged for more than 50% of its fair market value, as determined by the local Board of Zoning and Building

Appeals at the time of such damage. If damage is more than 50%, the board has the right to permit or refuse continuance of the nonconforming use on the basis of its degree of nuisance to the surrounding areas. Laws and ordinances coverage was obtained by Mortgagor and is required by the Mortgage Loan documents.
26	North Hills Village (Loan No. 7)	(Local Law Compliance) – According to the zoning report obtained at origination, the use of the Mortgaged Property is a legal non-conforming use (the use of the Mortgaged Property as a shopping center requires a conditional use permit) and there exists a parking deficiency of 835 spaces. The applicable zoning regulation provides that the Mortgaged Property may be rebuilt following a casualty or condemnation, so long as reconstruction is commenced within one (1) year of the date of the casualty or condemnation, as applicable, and the construction is completed within two (2) years. Laws and ordinance coverage is required by the Mortgage Loan documents and was obtained by Mortgagor at origination, and the Mortgage Loan documents also include a loss carve-out for any failure to commence or complete construction following a casualty or condemnation within the time frames established by the zoning code.
28	Hilton Hawaiian Village (Loan No. 1)

(Recourse Obligations) – The aggregate liability of the guarantor with respect to all full recourse carve-outs in the Mortgage Loan documents may not exceed an amount equal to 10% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred).

The guarantor is not a party to the environmental indemnity, and Mortgagors are the sole parties liable for any breaches or violations of the environmental indemnity.

The indemnification obligations of Mortgagors and the guarantor under the environmental indemnity will terminate three (3) years after the full and indefeasible payment of the Mortgage Loan provided that at the time of such payment, Mortgagors or the guarantor furnish to the lender an updated environmental report from an environmental consultant reasonably acceptable to the lender and the Rating Agencies, which updated report discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the Mortgage Loan): (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings directly connected with any environmental matter addressed in the indemnity, or (D) the presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with applicable laws.

The carve-out regarding material misrepresentations is limited to material and willful misrepresentations.

The carve-outs regarding willful misconduct and waste are limited to willful misconduct that results in physical damage or waste to the Mortgaged Property.

Misapplication of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

Failure to obtain the lender’s prior consent to any transfer of the Mortgaged Property or a transfer of the ownership interests in Mortgagors (excluding permitted transfers under the Mortgage Loan documents) is a loss carve-out.

28	9 West 57th Street (Loan No. 3)

(Recourse Obligations) – The indemnification obligations of Mortgagors and the guarantor under the environmental indemnity will terminate two (2) years after the full and indefeasible payment of the Mortgage Loan provided that at the time of such payment, Mortgagors or the guarantor furnishes to the lender an updated environmental report in form and substance, and from an environmental consultant, reasonably acceptable to the lender and acceptable to the Rating Agencies, which updated report discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the Mortgage Loan): (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, which has not been cured in accordance with applicable laws, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in the indemnity, or (D) the unlawful presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated as required by applicable laws.

The carve-out regarding material misrepresentations is limited to intentional material misrepresentations.

Misapplication of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

28	Fresno Fashion Fair Mall (Loan No. 2)

(Recourse Obligations) – There is no carve-out for willful misconduct.

Misapplication of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

The carve-out for material physical waste is limited to intentional physical waste of any portion of the Mortgaged Property (except for non-income producing portions of the Mortgaged Property which would not materially and adversely affect the ongoing use, economic value of, revenue or operations of the remaining Mortgaged Property) by Mortgagor, the guarantor or any of their affiliates.

Mortgagor has sixty (60) days to discharge an involuntary bankruptcy petition against Mortgagor by anyone other than the lender for which Mortgagor or any affiliate solicited or caused to be solicited petitioning creditors (other than the lender) for such involuntary petition prior to triggering full recourse liability for such carve-out.

There is no full recourse carve-out for acquiescence to an involuntary bankruptcy filing.

The carve-out for unauthorized transfers is limited to (i) any voluntary transfer of all or substantially all of the fee title to the real estate comprising the Mortgaged Property or (ii) any voluntary conveyance of any direct or indirect interest in Mortgagor in which a change of control prohibited by the Mortgage Loan documents occurs; provided that there is no liability under this carve-out for a transfer with respect to which Mortgagor or any other party has failed to provide notice to the lender or the opportunity to review any documentation in connection with such transfer, or copies of the documentation relating to such transfer, which such transfer would otherwise constitute a permitted transfer under the Mortgage Loan documents if Mortgagor had provided such requisite notice and/or provided such documentation to the lender).

Mortgagor and guarantor will not have full recourse liability for transfers in violation of the Mortgage Loan documents or liability for losses under the non-recourse carve-out provisions to the extent that the circumstance, event or condition which gives rise to the breach or violation is directly attributable to one or more of the following: (i) insufficient revenues from the Mortgaged Property; (ii) Mortgagor’s lack of access to revenue from the Mortgaged Property as a result of the lender’s exercise of its remedies with respect to Mortgaged Property cash flow, or otherwise; (iii) insolvency of Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of Mortgagor’s debts and liabilities as they become due and payable from sources other than revenues from the Mortgaged Property (subject to the carve-out related to special purpose entities); (v) the failure to pay the Mortgage Loan as a result of (i), (ii) or (iii) above; (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of Mortgagor, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor or (vii) a transfer with respect to which Mortgagor or any other person or entity has failed to provide notice to the lender or the opportunity to review any documentation for such transfer, in the event the transfer would otherwise be allowed under the Mortgage Loan documents.

In the event that (i) the Mortgage Loan is paid in full, and (ii) not more than three (3) months prior to the second anniversary of the date on which the Mortgage Loan is paid in full (or at any time thereafter), Mortgagor, at its sole cost and expense, delivers to the indemnitee a current Phase I environmental site assessment of the Mortgaged Property in form and substance reasonably satisfactory to the indemnitee and prepared by a qualified environmental consultant chosen or approved by the indemnitee in its sole but good faith discretion (and delivers a follow up Phase II environmental report if required by the Phase I) and such other information or investigations as the indemnitee may reasonably require, which conclude that the Mortgaged Property contains no “recognized environmental conditions” (as that term is used by environmental professionals under applicable ASTM standards), Mortgagor and guarantor are required to be released from their obligations under the environmental indemnity on the second anniversary of the date on which the Mortgage Loan is paid in full (or at any time thereafter, if such conditions are satisfied after the second anniversary of such date).

Mortgagor has obtained environmental coverage as part of its blanket environmental insurance policy. The environmental indemnity provides that the lender is required to use commercially reasonable efforts to pursue the environmental insurance policy procured by Mortgagor, to the extent the same is available, prior to pursuing any remedies, and any liability of Mortgagor and guarantor under the indemnity will be reduced by the amount actually received by the lender under such environmental policy.
28	Moffett Gateway (Loan No. 5)

(Recourse Obligations) – Following the repayment and satisfaction of the Mortgage Loan, provided that upon or after such repayment, the indemnitors deliver to the lender a Phase I environmental report reasonably acceptable to the lender reflecting that the Mortgaged Property is free from hazardous substances, the indemnitors will be released from their liabilities and obligations under the environmental indemnity on the second anniversary of the date that the lender received such acceptable Phase I environmental report.

The carve-out for waste excludes the failure of Mortgagor to repair or maintain, or to pay any expense in connection with the repair or maintenance of, all or any portion of the Mortgaged Property if (i) funds sufficient to prevent such waste were, at the time in question, held in the cash management account and available to be used for property repairs or maintenance (i.e. not ear-marked for another purpose) and the lender fails to make such funds available to pay for such repairs or maintenance as required pursuant to the terms of the Mortgage Loan documents, or (b) rents from the Mortgaged Property, after payment of taxes, insurance premiums, and monthly debt service for the immediately preceding 12 month period, were insufficient to pay for such repairs or maintenance.

The carve-out for misapplication, misappropriation or conversion of rents after an event of default, insurance proceeds and condemnation awards is limited to conversion or application of such funds in a manner prohibited by the Mortgage Loan documents.

The carve-out for filing an answer consenting to or otherwise acquiescing in any involuntary bankruptcy filing is limited to the extent Mortgagor has a good faith basis to object to such application.

Any transfer resulting from the death or legal incapacity of the individual nonrecourse carve-out guarantor, Jay Paul, will not trigger liability under the carve-out for transfers in violation of the Mortgage Loan documents.

The Mortgage Loan documents provide that there will be no recourse liability against Mortgagor or the guarantors to the extent that such liability is solely the result of an action taken by the owner’s association under the recorded declaration of covenants, conditions and restrictions affecting the Mortgaged Property due to the lender exercising its rights under the proxy delivered by Mortgagor at origination of the Mortgage Loan.

28	Summit Mall (Loan No. 6)

(Recourse Obligations) – The obligations and liabilities of the nonrecourse carve-out guarantor is capped at $17,000,000 under the non-recourse carve-out guaranty, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservations of the lender’s rights under the guaranty.

The carve-out regarding waste is limited to arson or material physical waste intentionally committed by Mortgagor.

The carve-out for willful misconduct is limited to willful misconduct by Mortgagor in connection with the Mortgage Loan.

Conversion of prepaid rents or rents after an event of default, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or misapplication of such amounts is a loss carve-out.

Mortgagor and the guarantors will not have liability under the full recourse carve-out for transfers in violation of the Mortgage Loan documents or any loss carve-out in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carve-out is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of Mortgagor, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect upon payment in full or full defeasance of the Mortgage Loan, provided Mortgagor delivers to the lender a Phase I environmental report in form and substance from an engineer reasonably acceptable to the lender and dated no earlier than the date on which the Mortgage Loan is paid or defeased in full.

28	North Hills Village (Loan No. 7)

(Recourse Obligations) – The carve-out regarding waste is limited to waste caused by acts or omission of Mortgagor, its single purpose entity principal or the guarantor or any of their respective affiliates provided, however, there is no liability for physical waste if such occurs during a time when there was (a) insufficient revenue from the Mortgaged Property to prevent such waste (after accounting for the payment of debt service, reserves, taxes and other charges, insurance premiums and operating expenses that could create a lien) or (b) sufficient revenue from the Mortgaged Property (after accounting for the payment of debt service, reserves, taxes or other charges, insurance premiums and operating expenses that could create a lien) to prevent such waste, and such waste was preventable by the payment of money, but the lender or a receiver was in control of such revenue and did not allow it to be used to prevent such waste after request was made by Mortgagor.

The carve-out for misappropriation, misapplication or conversion of gross revenues, condemnation awards or insurance proceeds excludes the application of rents to reasonable and customary operating expenses or to extraordinary expenses approved by the lender in accordance with the Mortgage Loan documents.

28	Hotel Palomar San Diego (Loan No. 8)	(Recourse Obligations) – Mortgagor and guarantor will not have any liability for any losses under the environmental indemnity caused solely by, or arising solely from actions or conditions or events occurring more than two (2) years after the date of repayment of the Mortgage Loan in full and performance in full of all other obligations under the Mortgage Loan documents; provided, however, that Mortgagor or guarantor, at its sole cost and expense, delivers to the lender an acceptable Phase I or Phase II environmental report dated within ninety (90) days of the release date, in form and substance reasonably satisfactory to the lender and prepared by a qualified environmental consultant reasonably satisfactory to the lender, indicating that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity.
28	Bilmar Beach Resort (Loan No. 13)

(Recourse Obligations) – Material physical waste is not a loss carve-out if (i) the lender fails to make insurance or condemnation proceeds available for restoration of the Mortgaged Property, (ii) the lender fails to make available funds on deposit in the reserve funds pursuant to the terms of the Mortgage Loan documents, or (iii) Mortgagor fails to remedy deferred maintenance items at the Mortgaged Property because it lacks sufficient cash flow (so long as such insufficiency does not arise from the intentional misappropriation or conversion of revenues by Mortgagor, the special purpose entity that is the borrower’s managing member, the guarantor or any of their affiliates).

The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting twenty four (24) months after payment in full of the loan when all of the following conditions are satisfied: (i) the Mortgage Loan is paid in full and the indemnitee has not commenced foreclosure proceedings or otherwise taken possession of all or any portion of the Mortgaged Property, (ii) there has been no material change, between the date of the origination and the date the loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the loan documents, notwithstanding the fact that the loan is paid in full or defeased, and (iii) the indemnitee will have received, at Mortgagor’s and the guarantor’s expense, an updated Phase I environmental report dated within sixty (60) days of the requested release date showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the Mortgage Loan documents.

The carve-out for failure to deliver security deposits to the lender after an event of default is limited to refundable security deposits.

28	PGA Financial Plaza (Loan No. 17)	(Recourse Obligations) – The carve-out regarding waste is limited to the intentional acts or omissions of any Mortgagor, principal, guarantor or their affiliates.

28	Salesforce Tower (Loan No. 22)	(Recourse Obligations) – The full recourse carve-out for transfers in violation of the loan documents excludes utility or similar easements or encumbrances granted by Mortgagor in the ordinary course of business and necessary for the operation of, or provision of required services to, the Mortgaged Property.
28	Dick’s Sporting Goods Portfolio (Loan No. 23)

(Recourse Obligations) – The carve-out for intentional misrepresentations is limited to intentional material misrepresentations.

Conversion of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or misapplication of such amounts is a loss carve-out.

The carve-out regarding waste is limited to the intentional acts or omissions of Mortgagors, their single purpose entity principals, guarantor and their affiliates, and Mortgagors and the guarantor will not have liability if sufficient cash flow is not available to the related Mortgagor from such individual Mortgaged Property to prevent such material physical waste (so long as such insufficiency does not arise from the intentional misappropriation or conversion of revenues by any individual Mortgagor, its single purpose entity principal, the guarantor or any of their affiliates).

Failure to obtain the lender’s prior written consent to any transfer of the Mortgaged Property as required by the Mortgage Loan documents is a loss carve-out.

There is no full recourse carve-out for “acquiescence” to an involuntary bankruptcy filing, and the full recourse carve-out for filing an answer consenting to an involuntary bankruptcy filing excludes any filing required to avoid violating Rule 9011 of the Federal Rules of Bankruptcy Procedure or any analogous state statute.

The obligations and liabilities of Mortgagors and the guarantor with respect to environmental issues will terminate and be of no further force and effect upon earlier to occur of (i) a transfer by any individual Mortgagor of its interest in any individual Mortgaged Property in accordance with the Mortgage Loan documents and delivery of a substitute environmental indemnity agreement satisfactory to the lender, and (ii) the date that is two (2) years from either the date on which the outstanding indebtedness has been paid in full or fully defeased (the “Repayment Date”) or the date on which the applicable individual Mortgaged Property has been conveyed pursuant to a foreclosure of the Mortgage Loan or any mezzanine loan (the “Foreclosure Date”), as applicable, provided that the following conditions are satisfied in full: (a) the lender has received, at the expense of Mortgagors or the guarantor, an environmental report substantially in the same form as the environmental report provided at origination, dated no more than ninety (90) days prior to the Repayment Date or the Foreclosure Date, as applicable, showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification; (b) on the Repayment Date or the Foreclosure Date, as applicable, none of the lender, Mortgagors or the guarantor is aware of any release of any hazardous substances or other violation of the applicable environmental laws which require remediation and there is no pending or asserted claim against Mortgagors or the guarantor with respect to the matters addressed by the environmental indemnity agreement and Mortgagors or the guarantor has provided the lender with a certification to that effect, and (c) Mortgagors or the guarantor has paid all sums due under the environmental indemnity agreement and none of Mortgagors or the guarantor is in default under the environmental indemnity agreement.

The environmental indemnity contains an acknowledgment by the lender that Mortgagors may obtain an environmental insurance policy. To the extent Mortgagors obtain such policy, so long as the policy, or a replacement environmental insurance policy reasonably acceptable to lender is in full force and effect, (i) the lender may not enforce the indemnification obligations against the Mortgagor or the guarantor with respect to any environmental losses imposed upon or incurred by or asserted against any indemnified parties, and must use commercially reasonable efforts to collect any such losses under the environmental policy prior to making any claims against Mortgagors, provided that if the lender is unable to collect under the policy with respect to any claim and such inability or failure is not a result of the lender’s failure to use commercially reasonable efforts to collect any such losses under the policy or the gross negligence or willful misconduct of the lender, the lender has the right to seek indemnification against Mortgagors with respect to such losses, to the extent not paid under the policy, and (ii) the lender is required to seek reimbursement of any losses pursuant to claim under the policy (or the replacement policy therefor) prior to seeking reimbursement of any such losses from Mortgagors. The guarantor will not have any liability under the environmental indemnity agreement for any losses imposed upon or incurred by or asserted against the guarantor during such time as the environmental policy (or a replacement environmental insurance policy reasonably acceptable to the lender) is in full force and effect.
29	Hilton Hawaiian Village (Loan No. 1)

(Mortgage Releases) – Mortgagor is permitted to release the ground leased parcel at the Mortgaged Property after the expiration of the lockout period upon satisfaction of certain terms and conditions in the Mortgage Loan documents including, without limitation, the payment of the parcel release price of $2,500,000.

Mortgagor is permitted to release the retail component at the Mortgaged Property and certain other parcels of property that do not materially and adversely affect the ongoing operations of the Mortgaged Property (other than the lost income associated with the parcels being released) at the Mortgaged Property after the expiration of the lockout period upon satisfaction of certain terms and conditions in the Mortgage Loan documents.

The release price for the retail component of the Mortgaged Property is required to be the product of (a) 110% and (b) the product of (i) the greater of (A) 100% of the difference in value of the Mortgaged Property including the retail component and excluding the retail component (based on a new appraisal) or (B) the net sales proceeds and (ii) 57.2%.

The release price for the other parcels of the Mortgaged Property is required to be the product of (a) 110% and (b) (i) the product of 100% of the difference in value of the Mortgaged Property including such parcel(s) and excluding such parcel(s) (based on a new appraisal) and (ii) 57.2%.

If the resulting Whole Loan LTV exceeds 125%, the Mortgagor must pay down the Mortgage Loan by the amount specified in the Mortgage Loan documents or deliver a REMIC opinion.

29	Moffett Gateway (Loan No. 5)

(Mortgage Releases) – Mortgagor may release an individual building at the Mortgaged Property and the related ownership interests in the owner’s association with a partial defeasance after the occurrence of the permitted defeasance date upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the defeasance of the “Adjusted Release Amount”, which is equal to (a) the allocated Mortgage Loan amount for the building plus (b) if the Google Tenancy Condition is not satisfied, 25% of the allocated Mortgage Loan amount. The “Google Tenancy Condition” means (a) there is no excess cash flow sweep period caused by a tenant trigger event and

(b) either the Google lease or a lease for the same premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining Mortgaged Property.

If the resulting Whole Loan LTV exceeds 125%, the Mortgagor must pay down the Mortgage Loan by the amount specified in the Mortgage Loan documents or deliver a REMIC opinion.

29	Bilmar Beach Resort (Loan No. 13)

(Mortgage Releases) – Mortgagor is permitted to release the a parcel at the Mortgaged Property consisting of parking after the expiration of the lockout period upon satisfaction of certain terms and conditions in the Mortgage Loan documents including, without limitation, the partial defeasance of the amount of $1,550,000.

If the resulting loan-to-value ratio exceeds 125%, the Mortgagor must pay down the Mortgage Loan by the amount specified in the Mortgage Loan documents or deliver a REMIC opinion.

30	Hilton Hawaiian Village (Loan No. 1)	(Financial Reporting; Rent Rolls) – The Mortgage Loan documents require Mortgagor to deliver a complete copy of the guarantor’s (or its publicly traded parent’s) annual financial statements audited by a “Big Four” accounting firm or other independent certified accountant acceptable to the lender, and the financial information for the Mortgaged Property and Mortgagor is required to be included a part of such annual audited financial statements.
30	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Financial Reporting; Rent Rolls) – Annual and quarterly financial reports are not required to be on a combined basis for each Mortgagor.
31	Hilton Hawaiian Village (Loan No. 1)	(Acts of Terrorism Exclusion) – If (a) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension, or reauthorization is no longer in effect, (b) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism coverage premiums or (c) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums for properties located in the United States, then provided that terrorism insurance is commercially available, Mortgagors are not required to spend more than two (2) times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Mortgagors are required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In addition, the amount of terrorism coverage required under the Mortgage Loan documents is an amount equal to the lesser of (1) the amounts required for the all risk property coverage and (2) $1,275,000,000 (provided that, in the event such limit is an annual aggregate and said limit is eroded by five percent (5%) or more due to claims, Mortgagors must reinstate the available limits within 90 days to the limits required in the Mortgage Loan documents).
31	9 West 57th Street (Loan No. 3)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, Mortgagor is not required to pay for any premiums in excess of two (2) times the amount of the insurance premium that is payable in respect of the property and business interruption/rent loss insurance coverage (without giving effect to the cost of terrorism and earthquake components of such insurance); and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount; provided that in the event the premiums exceed the foregoing cap, the lender may at its option (1) purchase a stand-alone terrorism policy, with Mortgagor paying such portion of the premiums equal to the cap and the lender paying such portion in excess of the cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the premiums payable with respect to such stand-alone terrorism policy to the cap.
31	Fresno Fashion Fair Mall (Loan No. 2)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension, or reauthorization is no longer in effect, Mortgagor is not required to pay any annual premiums solely with respect to such terrorism coverage in excess of the 200% of the amount of the then annual premiums paid by Mortgagor for all-risk coverage under a standalone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage), provided that if the premiums payable with respect to such terrorism coverage exceeds the cap amount, the lender may, at its option (A) purchase such stand-alone terrorism policy, with Mortgagor paying such portion of the premiums with respect thereto equal to the cap and the lender paying such portion of the premiums in excess of the cap amount or (B) modify the deductible amounts, policy limits and other required policy terms to reduce the premiums payable with respect to such stand-alone terrorism policy to the cap amount.
31	Summit Mall (Loan No. 6)

(Acts of Terrorism Exclusion) – If the insurance policies contain an exclusion for acts of terrorism and the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, Mortgagor is required to obtain a stand-alone policy that provides the same coverage as if such exclusions did not exist, provided that the premiums for terrorism coverage are capped at two (2) times the cost of then current property insurance coverage (based on the cost to purchase a stand-alone policy and excluding the wind and flood components of such policy) on terrorism coverage, and if the premiums exceed the foregoing cap, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such cap.

To the extent that Mortgagor is required to obtain a stand-alone insurance policy to cover acts of terrorism, Mortgagor may maintain such policy with a deductible that is reasonable for similar properties in the region (provided that in no event will such deductible exceed $5,000,000).

31	Hotel Palomar San Diego (Loan No. 8)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any successor or similar statute) is discontinued or not renewed, Mortgagor is not required to spend, for terrorism insurance coverage, more than 200% of the amount of the then-current annual premiums under a stand-alone all-risk policy (including property/casualty coverage and business interruption/rent loss coverage), and if the cost exceeds the foregoing cap, Mortgagor is required to purchase the maximum amount of coverage available with funds equal to the cap.
31	Bilmar Beach Resort (Loan No. 13)	(Acts of Terrorism Exclusion) – If TRIPRA is not in effect, then the premiums for terrorism coverage are capped at two (2) times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance coverage on a stand-alone basis (without giving effect to the cost of any terrorism component); and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
31	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Acts of Terrorism Exclusion) – Mortgagors are not required to spend more than two (2) times the cost of the premiums paid by Mortgagors for the property and casualty insurance required to be maintained under the Mortgage Loan documents for insurance coverage for losses resulting from perils and acts of terrorism.
32	Hilton Hawaiian Village (Loan No. 1)	(Due on Sale or Encumbrance) - Transfers of interests in the non-recourse carveout guarantor, which indirectly owns 100% of the borrower, are permitted without restriction, which may result in a change in control of the Borrower.
33	Fresno Fashion Fair Mall (Loan No. 2)	(Single-Purpose Entity) – Prior to the origination date, Mortgagor conveyed the parcel of real property containing the Forever 21 store an affiliate of Mortgagor.
33	Moffett Gateway (Loan No. 5)	(Single-Purpose Entity) – In addition to the Mortgaged Property, Mortgagor also owns 100% of the equity interests in a related owner’s association under a declaration of covenants, conditions, restrictions, easements and charges for commercial planned development covering the two parcels of the Mortgaged Property. Mortgagor delivered a proxy for such equity interests to the lender at origination of the Mortgage Loan.
33	Summit Mall (Loan No. 6)	(Single-Purpose Entity) – Mortgagor has entered into a cash management agency agreement with the guarantor, pursuant to which the guarantor will provide certain bookkeeping, bill-paying and cash management services to Mortgagor. The Mortgage Loan agreement provides that all amounts paid to Mortgagor in accordance with the Mortgage Loan documents may be deposited into commingled deposit accounts (controlled by the guarantor as agent of Mortgagor) on behalf of Mortgagor, as and when received.
33	Bilmar Beach Resort (Loan No. 13)	(Single-Purpose Entity) – Mortgagor previously owned two condominium units which were transferred prior to the origination date.
36	Hilton Hawaiian Village (Loan No. 1)

(Ground Leases) – A portion of the Mortgaged Property is comprised of a leasehold estate under a ground lease. The expiration date of the ground lease (including all extension options) is July 31, 2035, which is not more than 20 years beyond the maturity date of the Mortgage Loan.

The lender is not permitted to assign the Mortgagor’s leasehold interest in the ground lease without the ground lessor’s consent following an assignment of such leasehold interest to the lender by foreclosure, assignment in lieu of foreclosure or otherwise.

36	North Hills Village (Loan No. 7)	(Ground Leases) – The entire Mortgaged Property is subject to a ground lease with an affiliate of Mortgagor. The affiliated lessor has joined in the Mortgage to pledge its fee interest as collateral for the Mortgage Loan. In addition, a portion of the Mortgaged Property (consisting of the Staples and Duro Cleaners) is also subject to a prime ground lease (the “Over Lease”). The Over Lease does not provide for the following: (i) that the Over Lease may not be terminated, amended, modified or cancelled without the consent of the lender; (ii) that the lessor will give notices of default to the lender or that such notice or termination of the Over Lease is ineffective unless delivered to the lender; (iii) cure rights for any default under the Over Lease; (iv) that the portion of the Mortgaged Property may be subleased; (v) that insurance proceeds or condemnation awards will be applied to the repair or restoration of the portion of the Mortgaged Property subject to the Over Lease or used to pay down the Mortgage Loan; or (vi) a new lease in the event of a termination of the Over Lease or rejection of the Over Lease in a bankruptcy proceeding. In addition, the Over Lease does not require the lessor to provide an estoppel, and no estoppel was obtained at origination of the Mortgage Loan.
36	Bilmar Beach Resort (Loan No. 13)

(Ground Leases) – The Mortgage Loan is secured partially by a leasehold interest for property used for parking under a reciprocal ground lease arrangement with an adjacent property owner. The term extends through December 17, 2019, which is not more than 20 years beyond the stated maturity date.

The ground lease does not expressly provide that the ground lessor permits the interest of the lessee to be encumbered by a mortgage loan.

The ground lessor has not agreed that the ground lease may not be amended, modified, canceled or terminated without the consent of the lender.

The lender does not have any cure rights.

The ground lease does not expressly require the ground lessor to provide an estoppel. However, the Mortgagor has obtained an estoppel from the ground lessor.

The ground lease does not require the Mortgagor to provide an estoppel. However, the Mortgagor was required under the Mortgage Loan documents to use commercially reasonable efforts to obtain an estoppel within thirty (30) days following origination and has delivered an estoppel dated September 15, 2016, which was within thirty (30) days following origination.

In the event of a substantial or total casualty, the ground lease does not provide for insurance proceeds to be paid to the leasehold mortgagee. The ground lease is also silent on the disposition of proceeds in the event of a condemnation.

The ground lessor has not agreed to enter into a new lease upon termination of the ground lease or a rejection of the ground lease in bankruptcy.

36	Dick’s Sporting Goods Portfolio (Loan No. 23)

(Ground Leases) – The Mortgage Loan is secured by the applicable Mortgagors’ leasehold interests in two of the six individual Mortgaged Properties and, in the case of the Dick’s Fort Wayne Mortgaged Property, partially by the applicable Mortgagor’s subleasehold interest which is subject to a prime lease.

The ground leases provide that they may not be modified to increase or decrease the landlord’s or the tenant’s obligations without the consent of the leasehold mortgagee and that they may not be cancelled or surrendered without the consent of the leasehold mortgagee, but do not expressly provide that the ground leases may not be amended or terminated without the consent of the leasehold mortgagee. The Mortgage Loan documents provide a loss recourse carve-out in the event such ground lease is (i) amended, modified or voluntarily terminated by the Mortgagor without the lender’s prior written consent, (ii) rejected or disaffirmed by the Mortgagor in any bankruptcy or insolvency proceeding without the lender’s prior written consent, or (iii) terminated as a result of a breach by the Mortgagor of such ground lease (unless sufficient cash flow is not available to the Mortgagor from the individual leasehold Mortgaged Properties to prevent such breach).

In the case of the Dick’s Fort Wayne Mortgaged Property, the prime lease does not provide that it may not be amended, modified, canceled or terminated without the prior written consent of the leasehold mortgagee. The Mortgage Loan documents provide a loss recourse carve-out for a termination of the prime lease for any reason if such termination of the prime lease results in a termination of the ground lease for and the dispossession of the Mortgagor from the portion of the Fort Wayne Mortgaged Property covered by the prime lease.

In the case of the Dick’s Bloomingdale Mortgaged Property, the lender is permitted to assign the Mortgagor’s leasehold interest in the ground lease following an assignment of such leasehold interest to the lender by foreclosure, assignment in lieu of foreclosure or otherwise, without the ground lessor’s consent, provided such leasehold interest is assigned to certain types of assignees as set forth in the ground lease, including, without limitation, to a national or regional retailer having sufficient financial strength commensurate with the obligations of the Mortgagor under the ground lease. The Mortgage Loan documents provide a loss recourse carve-out in the event (i) the related ground lease requires the ground lessor to consent to such assignment by the lender or its designee following the lender’s acquisition of title to such applicable individual Mortgaged Property by foreclosure, assignment in lieu of foreclosure or otherwise, and (ii) such ground lessor unreasonably withholds its consent to such an assignment, unless more than five (5) years have passed since such acquisition of title by the lender.

In the case of the Dick’s Bloomingdale Mortgaged Property, the related landlord may subordinate the ground lease to the lien of any loans or mortgages placed on the landlord’s interests in the Mortgaged Property, provided the landlord is required to provide a subordination, non-disturbance and attornment agreement for the benefit of the Mortgagor. As of origination, the landlord’s fee estate interests were encumbered by a mortgage.

In the case of the Dick’s Fort Wayne Mortgaged Property, a portion of the Mortgaged Property is subject to a prime lease. However, the fee estate owner has provided a non-disturbance agreement, pursuant to which the fee estate owner has agreed not to disturb the Mortgagor’s possession of its subleasehold interests in the event the prime lease is terminated. The fee estate owner’s mortgagee is also a party to the non-disturbance agreement.

The prime lease at the Dick’s Fort Wayne Mortgaged Property does not require the fee estate owner to give to the leasehold mortgagee written notice of any default and does not provide that no notice of default or termination is effective unless such notice is given to the leasehold mortgagee.

The prime lease at the Dick’s Fort Wayne Mortgaged Property does not provide that a leasehold mortgagee is permitted an opportunity to cure any default.

The ground leases do not provide that any insurance proceeds or condemnation awards will be applied to restoration of the applicable Mortgaged Property or to the payment of the outstanding principal balance of the Mortgage Loan. However, the lender obtained at origination a lease enhancement policy which covers the lender for losses associated with any divestment of insurance proceeds and/or condemnation awards which prevents the lender from paying down the Mortgage Loan.

The ground leases generally provide that the leasehold mortgagee is entitled to a new lease upon termination of the ground lease, but do not expressly provide that such leasehold mortgagee is entitled to a new lease upon rejection of such ground lease in a bankruptcy proceeding. The Mortgage Loan documents provide a recourse carve-out for failure of the lender to obtain a new lease following such rejection or disaffirmation of such ground lease in a bankruptcy proceeding. The prime lease at the Dick’s Fort Wayne Mortgaged Property does not provide that the leasehold mortgagee is entitled to a new lease upon termination of the ground lease. The Mortgage Loan documents provide a recourse carve-out in the event such prime lease is rejected or disaffirmed in a bankruptcy and such rejection gives rise to a termination of the ground lease.

The prime lease at the Dick’s Fort Wayne Mortgaged Property does not require the fee estate owner to provide an estoppel.

43	North Hills Village (Loan No. 7)

(Environmental Conditions) – The environmental assessment (“ESA”) obtained at origination disclosed the existence of a current tenant, Duro Cleaners, which operates as a dry cleaning facility with one (1) dry cleaning machine. The ESA indicates that the facility is not the subject of any reported regulatory violations and that there is not any evidence of misuse or improper handling of dry cleaning solvent at the facility. However, according to the ESA, the environmental consultant determined that a dry cleaner has operated at the Mortgaged Property since the 1960s. Based upon the historical and current presence of dry cleaner operations at the Mortgaged Property, the ESA characterized the potential existence of dry cleaning solvents to be a recognized environmental condition, and the ESA recommended that a Phase II limited subsurface investigation be conducted in the vicinity of the current on-site dry cleaning facility and two former dry cleaning tenant spaces at an estimated cost of $12,000-15,000. At origination, the Mortgagor was required to reserve $750,000 into a reserve for any environmental remediation required following the receipt of the Phase II report. The Mortgage Loan documents require that, at any time that the funds in the reserve are less than 125% of the estimated cost for remediation provided in the report, Mortgagor is required on demand to deposit an amount such that the funds in the reserve are at least equal to 125% of the estimated cost for remediation.

The Mortgage Loan documents require Mortgagor to obtain an environmental insurance policy with minimum limits of $5,000,000 per occurrence and $5,000,000 in the aggregate and an initial term of five (5) years, and Mortgagor has obtained the environmental insurance policy. Mortgagor is also required to purchase tail coverage to extend the ability to make claims under the policy for a period of three (3) years and provide evidence satisfactory to the lender of the same not later than 60 days prior to the expiration date of the policy. Mortgagor was required to reserve $52,000 at origination to purchase the tail coverage under the environmental insurance policy.

44	North Hills Village (Loan No. 7)	(Lease Estoppels) – The lease estoppel certificate and supplemental estoppel certificate obtained from SUPERVALU Holdings-PA LLC (“Tenant”) indicated that Tenant’s subtenant has asserted that Target Corporation (“Target”), another tenant at the Mortgaged Property, may be in violation of the provision in Target’s lease which limits the amount of space allowed for the sale of food items for off-premise consumption, which would be a violation of the food exclusive provided in Tenant’s lease. Target denies such violation and no binding determination has been made regarding such violation. In the event that a binding determination is made that Target is in violation of such food exclusive, Tenant reserves its rights under Tenant’s lease for any such violation.
47	Hilton Hawaiian Village (Loan No. 1), Fresno Fashion Fair Mall (Loan No. 2), 9 West 57th Street (Loan No. 3), Riverway (Loan No. 4),Moffett Gateway (Loan	(Cross-Collateralization) – The Mortgage Loans are cross-collateralized and cross-defaulted with the related Companion Loan(s).

No. 5), Summit Mall (Loan No. 6), North Hills Village (Loan No. 7), Salesforce Tower (Loan No. 22) and Dick’s Sporting Goods Portfolio (Loan No. 23)

EXHIBIT D

FORM OF DILIGENCE FILE CERTIFICATION

Reference is hereby made to that certain Pooling and Servicing Agreement, dated December 1, 2016, and that certain Mortgage Loan Purchase Agreement, dated December 22, 2016. In accordance with Section 5(j) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor, the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee, the Operating Advisor and the Asset Representations Reviewer, as follows:

1.	The Seller has reviewed the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan that has been uploaded to the Intralinks Site (as defined in the Pooling and Servicing Agreement); and

2.	Each Diligence File contains all documents and information required under the definition of “Diligence File”.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the [_] day of [____].

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of JPMorgan Chase Bank, National Association (the “Company”), hereby certify as follows:

1.	I have examined the Mortgage Loan Purchase Agreement, dated as of December 22, 2016 (the “Agreement”), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.	To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

3.	I have examined the information regarding the Mortgage Loans in the Preliminary Prospectus Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Preliminary Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or in the case of the Preliminary Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

4.	I have examined the information regarding the Mortgage Loans in the Prospectus Loan Detail (as defined in the Indemnification Agreement) relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Prospectus Loan Detail, as of the date of the Prospectus or the Final Private Placement Memorandum (as defined in the Indemnification Agreement), or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

E-1

IN WITNESS WHEREOF, I have signed my name this 22nd day of December, 2016.

By:
Name:
Title:

E-2